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February 19, 1997


Hartford Life Insurance Company
P.O. Box 5085
Hartford, CT   06102-5085


RE: Rule 24f-2 Notice with respect to Securities Act of 1933 Registration Statements of Hartford Life Insurance Company -Separate Account Two
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To Whom it May Concern:

I serve as counsel to Hartford Life Insurance Company and the above referenced Separate Account. This Separate Account currently has seven Registration Statements under the Securities Act of 1933 ("Securities Act") in effect that were filed with the Securities and Exchange Commission to register units of interest issued to Contract Owners to evidence the investment of their Contract premium payments in shares of the Calvert Responsibly Invested Balanced Portfolio of Acacia Capital Corporation, Smith Barney Daily Dividend Fund, Inc., Smith Barney Appreciation Fund, Inc., Smith Barney Government and Agencies Fund, Inc., TCI Advantage Fund, Inc., TCI Growth Fund, Inc., Fidelity Variable Insurance Products Overseas Fund, Inc., Fidelity Variable Insurance Products II Asset Manager Fund, Inc., Fidelity Variable Insurance Products II Contrafund, Inc., Fidelity Variable Insurance Products Growth Fund, Hartford Bond Fund, Inc., Hartford Stock Fund, Inc., HVA Money Market Fund, Inc., Hartford Advisers Fund, Inc., Hartford U.S. Government Money Market Fund, Inc., Hartford Capital Appreciation Fund, Inc., Hartford Mortgage Securities Fund, Inc., Hartford Index Fund, Inc., Hartford International Opportunities Fund, Inc., Hartford Dividend and Growth Fund, Inc., Hartford Small Company Fund, Inc. and Hartford International Advisers Fund, Inc. ("Funds"). The units of interest represent undivided interests in the Funds shares so acquired. The Securities Act Registration Statements, which have been declared effective, recited the election of the Separate Account to register an indefinite number of units of interest pursuant to Rule 24f-2.

In acting as counsel, I have made an examination of law and examined such records and documents as I have deemed necessary to render the following opinion. It is my opinion that the units of interest issued between January 1, 1996 and December 31, 1996 were legally issued and the rights created thereby are fully enforceable.

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Page Two:  Rule 24f-2 Notice with respect to Securities Act of 1933 Registration
Statements of Hartford Life Insurance Company -Separate Account Two
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I hereby consent to this Opinion accompanying the Form 24f-2 Notice to be filed by and on behalf of this Separate Account for 1996.

Very truly yours,

/S/ Marianne O'Doherty

Marianne O'Doherty
Associate Counsel